                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                Media Logic, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Media Logic, Inc.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)   Title of each class of securities to which transaction applies:

                              N/A
              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

                              N/A
              ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

                              N/A
              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

                              N/A
              ------------------------------------------------------------------

         *Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

                              N/A
              ------------------------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

                              N/A
              ------------------------------------------------------------------

         3)   Filing Party:

                              N/A
              ------------------------------------------------------------------

         4)   Date Filed:

                              N/A
              ------------------------------------------------------------------

Notes:

                               MEDIA LOGIC, INC.


                                                                  August 4, 1995

To Our Stockholders:

         You are cordially invited to attend the Special Meeting in Lieu of Annual Meeting of Stockholders of MEDIA LOGIC, INC., to be held at 10:00 a.m. on Thursday, September 14, 1995, at the Holiday Inn located at 31 Hampshire Street, Mansfield, Massachusetts.

         The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting, after which management will also report on the affairs of the Company.

         The Board of Directors of the Company encourages your participation in the Company's electoral process and, to that end, solicits your proxy. You may give your proxy by completing, dating and signing the Proxy Card and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the meeting.

         A copy of the Company's 1995 Annual Report to Stockholders is included with the mailing.


                                                   Sincerely,


                                                   David R. Lennox
                                                   President

               310 South Street, Plainville, Massachusetts 02762

                               MEDIA LOGIC, INC.

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 14, 1995

                              --------------------

         Notice is hereby given that the Special Meeting in Lieu of Annual Meeting (the "Meeting") of Stockholders of Media Logic, Inc. (the "Company") will he held at the Holiday Inn located at 31 Hampshire Street, Mansfield, Massachusetts, on Thursday, September 14, 1995, at 10:00 a.m., local time, to consider and act upon the following matters:

         1. A proposal to set the number of directors of the Company at seven (7) and to elect two Class III directors of the Company each to hold a three-year term.

         2. A proposal to ratify the amendment of the Company's 1991 Stock Option Plan to increase the number of shares authorized for issuance under the Plan.

         3 A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

         4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         Stockholders of record at the close of business on July 17, 1995, are entitled to notice of and to vote at the Meeting and any adjourned sessions thereof. All stockholders are cordially invited to attend the Meeting.

                                           By Order of the Board of Directors


                                            PAUL M. O'BRIEN
                                            Clerk


Plainville, Massachusetts
August 4, 1995

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                               MEDIA LOGIC, INC.
                                310 SOUTH STREET
                        PLAINVILLE, MASSACHUSETTS 02762

                             ---------------------
                                PROXY STATEMENT
                             ---------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MEDIA LOGIC, INC. (the "Company") of proxies for use at the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") to be held on September 14, 1995, and at any adjourned session thereof. This proxy statement was first mailed to stockholders on or about August 4, 1995. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

         The close of business on July 17, 1995, has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were issued and outstanding and entitled to vote 4,979,200 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

         Any proxy may be revoked at any time before it is voted by written notice, received by the Clerk of the Company at least 24 hours prior to the Meeting; but if not so revoked, the shares represented by such proxy will be voted. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting. Broker non-votes and proxies that withhold authority to vote for election as a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. A broker non-vote will have no effect on the outcome of voting on such proposal. An abstention with respect to a proposal will have the effect of a vote against such proposal.

         The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the notice of Meeting (the "Notice"). However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

         Section 50A of Chapter 156B of the Massachusetts General Laws provides for a Board of Directors, of such number as is fixed by the directors, and which is divided into three classes serving staggered three-year terms. The Board of Directors has fixed the number of Directors at seven (7). At the Meeting, the terms of the members of Class III, Francis S. Wyman and David R. Lennox, expire. Messrs. Wyman and Lennox are the only nominees for election as Class III Directors for a term to expire at the 1998 Annual Meeting of Stockholders.

         Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Messrs. Wyman and Lennox to be directors of the Company until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of Messrs. Wyman and Lennox.

         The members of Class I, with a term expiring at the 1996 Annual Meeting of Stockholders, are F. Michael Hruby, Joseph L. Mitchell and William E. Davis. The members of Class II, with a term expiring at the 1997 Annual Meeting of Stockholders, are Klaus J. Peter and Harold B. Shukovsky.

         The following table sets forth, with respect to the members of the Board of Directors and management of the Company, (1) the name, age and length of service as a director or executive officer, (ii) the principal occupation and business experience of such person for at least the past five years, (iii) the names of certain other companies of which such person currently serves as a director or executive officer and, (iv) the amount and percentage of Common Stock owned by each such person as of July 17, 1995. Messrs. Lennox and Peter are the only persons known to the Company to be the beneficial owners, as of July 17, 1995, of more than five percent of the outstanding shares of Common Stock of the Company. The address for each person listed below is c/o the Company at 310 South Street, Plainville, Massachusetts.

                                         Position and Offices
                                         with the Company and                Amount of         Percent of
                                            Other Business                    Common             Common
                                           Experience During                   Stock              Stock
            Name                            Last Five Years                    Owned           Outstanding
            ----                            ---------------                    -----           -----------
William E. Davis  . . . . .    Mr. Davis joined the Company in                 4,000              *
   Age 45                      September 1994 as Chief Operating
                               Officer and has been the Chief Executive
                               Officer of the Company since April 1995.
                               Prior to joining the Company, Mr. Davis
                               was Vice President and General Counsel
                               to Steinway Musical Properties, Inc.
                               from 1985 to 1994.

David R. Lennox . . . . . .    Mr. Lennox is the founder of the Company      827,900(1)          16.6
   Age 47                      and served as Chief Executive from
                               August 1982 to April 1995  He has served
                               as Chairman of the Board of Directors
                               since August 1982 and is currently the
                               President of the Company.

Klaus J. Peter  . . . . . .    Mr. Peter joined the Company in August        383,700(2)           7.6
   Age 55                      1984 as Vice President in charge of
                               research and development and engineering
                               and was elected a Director in October
                               1986, Treasurer in September 1988 and
                               Executive Vice President in 1990.

Joseph L. Mitchell  . . . .    Mr. Mitchell was elected a Director in          5,755(3)           *
   Age 66                      October 1986.  He is a member of the
                               Massachusetts Bar and has been engaged
                               in the private practice of law since
                               1957.


Dr. Harold B. Shukovsky . .    Mr. Shukovsky was elected a Director in       12,333(4)           *
   Age 53                      October 1986.  He  was most recently a
                               Senior Consulting Engineer with a
                               division of Digital Equipment
                               Corporation from which he retired in May
                               1992.

Francis S. Wyman  . . . . .    Mr. Wyman was elected a Director in           23,778(5)           *
   Age 59                      October 1986.  He is a member of the
                               Massachusetts Society of Accountants,
                               has been engaged in public accounting
                               since 1957, and since 1962 has operated
                               his own accounting firm.

F. Michael Hruby. . . . . .    Mr. Hruby is President of Technology           5,555(6)           *
   Age 49                      Marketing Group, Inc., a technology
                               consulting firm which he founded in
                               1984.  Technology Marketing Group, Inc.
                               provides technology strategy, expansion
                               and marketing services to science and
                               engineering-driven firms.  Mr. Hruby is
                               a director of Fiber Spar and Tube
                               Company, Inc. and International
                               Polarizer, Inc.

Paul M. O'Brien . . . . . .    Mr. O'Brien joined the Company in            141,500(7)           2.8
   Age 52                      September 1990 as Chief Financial
                               Officer and was elected Vice President
                               in 1993.  Prior to joining the Company,
                               Mr. O'Brien was Vice President of
                               Finance of Rosenthal Technic, N.A.

- - -------------------------------
  *   Less than 1%.
(1) Includes 8,400 shares held in trust for Mr. Lennox's minor son and 73,400 shares subject to options exercisable within 60 days.
(2)   Includes 73,400 shares subject to options exercisable within 60 days.
(3) Includes 5,555 shares subject to options exercisable within 60 days. Does not include 8,400 shares held as a co-trustee of a trust in which Mr. Mitchell has no pecuniary interest.
(4)   Includes 8,333 shares subject to options exercisable within 60 days.
(5) Includes 2,778 shares subject to options exercisable within 60 days. Does not include 8,400 shares held as a co-trustee of a trust in which Mr. Wyman has no pecuniary interest.
(6)   Includes 5,555 shares subject to options exercisable within 60 days.
(7)   Includes 105,000 shares subject to options exercisable within 60 days.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended March 31, 1995 ("Fiscal Year 1995"), the Board held 9 meetings. During Fiscal Year 1995, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which the individual director served.

         The Audit Committee presently is composed of two directors: Harold B. Shukovsky and Francis S. Wyman. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. The Audit Committee met one time during Fiscal Year 1995.

         The Compensation Committee presently is composed of four directors:
Joseph L. Mitchell, Harold B. Shukovsky, Francis S. Wyman, and F. Michael Hruby. Mr. Hruby was elected to the Compensation Committee in April 1995. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's stock option plan, and general review of the Company's employee compensation policies. None of the members of the Compensation Committee has been an employee of the Company at any time and none has any relationship with either the Company or the Company's officers requiring disclosure under applicable regulations of the Securities and Exchange Commission. During Fiscal Year 1995, the Compensation Committee met three times.

EXECUTIVE COMPENSATION

         The table below sets forth certain compensation information for the fiscal years ended 1995, 1994 and 1993 with respect to the Company's Chief Executive Officer and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                               ANNUAL COMPENSATION        COMPENSATION
       NAME AND                FISCAL          -------------------           AWARDS          ALL OTHER
    PRINCIPAL POSITION          YEAR        SALARY($)    BONUS($)(1)       OPTIONS(#)    COMPENSATION($)(2)
    ------------------                      ---------    -----------      ------------   ------------------
William E. Davis (3)            1995         $68,316          -0-              -0-              $1,113
   Chief Executive Officer

David R. Lennox                 1995         150,917          -0-              -0-               2,260
   Chairman and President       1994         148,682          -0-              -0-               4,206
                                1993         139,615        232,562            -0-               1,038

Klaus J. Peter                  1995         146,827          -0-              -0-               2,261
   Executive Vice President     1994         148,573          -0-              -0-               4,211
                                1993         139,615        232,562            -0-               1,038

Paul M. O'Brien                 1995         110,000          -0-              -0-               3,287
   Vice President and           1994         103,350          -0-             15,000             3,295
   Chief Financial Officer      1993         104,807          -0-              -0-                 381


- - --------------------------
(1) Bonuses in 1993 for Messrs. Lennox and Peter were paid pursuant to formula arrangements in their employment contracts in effect during such period based on a percentage of the Company's net income for the fiscal year ended March 31, 1993.
(2) Numbers presented represent the Company's matching contributions under the Company's 401(k) Plan for Fiscal Years 1995, 1994 and 1993.
(3) Mr. Davis joined the Company as Chief Operating Officer in September 1994 and was elected Chief Executive Officer in April 1995. See "Executive Employment Agreements."

         The following two tables disclose, for the Chief Executive Officer and the other named executives, information regarding stock options granted or exercised during, or held at the end of, Fiscal Year 1995 pursuant to the Company's stock option plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential
                                                     Individual Grants                        Realizable
                                                     -----------------                    Value at Assumed
                             Number of      % of Total                                       Annual Rates
                             Securities       Options                                       of Stock Price
                             Underlying      Granted to      Exercise                        Appreciation
                             Options        Employees in       Price    Expiration         for Option Term
Name                         Granted (#)    Fiscal Year       ($/sh)     Date              ---------------
- - ----                         -----------    ------------     --------   ----------        5%($)     10%($)
                                                                                          -----     ------

William E. Davis             75,000(1)      22.6             $2.50       9/20/04          117,750   298,827
                             75,000(1)      22.6             $1.9375     3/31/05           56,306   142,690

David R. Lennox                -               -                -            -               -         -

Klaus J. Peter                 -               -                -            -               -         -

Paul M. O'Brien                -               -                -            -               -         -


- - ---------------
(1) Grants under the Company's 1991 Stock Option Plan. Exercises of one-third of the options granted are permitted annually commencing on September 29, 1995, and March 31, 1996, respectively, provided that Mr. Davis is employed by the Company on such date. However, such options shall fully and immediately vest and become purchasable if Mr. Davis (a) voluntarily terminates his employment with the Company for "good reason," (b) is terminated by the Company for any reason other than "cause," (c) is terminated within one year after a "change of control," or (d) is terminated by reason of his death or permanent or total disability. Such options are not transferable, other than by will or the laws of descent and distribution.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                            Numbers of Securities        Value of Unexercised
                                                           Underlying Unexercised      In-the Money Options at
                                                            Options at 3/31/95(#)             3/31/95($)
                     Shares Acquired         Value              Exercisable/                 Exercisable/
       Name           on Exercise(#)     Realized ($)           Unexercisable              Unxercisable(1)
       ----           --------------     ------------           -------------              ---------------
William E. Davis            -0-              -0-                  0/150,000                      -0-

David R. Lennox             -0-              -0-                  73,400/0                    111,935/0

Klaus J. Peter              -0-              -0-                  73,400/0                    111,935/0

Paul M. O'Brien             -0-              -0-                110,000/5,000                 156,250/0


- - -------------------
(1) Value is based on the closing sale price of the Common Stock as of March 31, 1995 ($1-15/16) minus the exercise price.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Company entered into a three-year employment agreement with William E. Davis on September 30, 1994, pursuant to which the Company agreed to employ Mr. Davis as Chief Operating Officer. Mr. Davis received a base salary at an annual rate of $135,000 through January 1, 1995, at which time, pursuant to such employment agreement, the annual rate of such salary was increased to $150,000. The employment agreement of Mr. Davis was amended in April 1995, at which time Mr. Davis assumed the position of Chief Executive Officer of the Company. Pursuant to such amended employment agreement, which terminates March 31, 1998, the Company is to pay Mr. Davis a base salary at an annual rate of $200,000. Additionally, Mr. Davis may receive an annual bonus of cash and/or equity in an amount up to 100% of his base salary to be determined by the Compensation Committee. No bonus was paid to Mr. Davis in Fiscal Year 1995.

         In April 1995, the Company entered into an amendment of the employment agreement of Paul M. O'Brien, pursuant to which the Company agreed to employ Mr. O'Brien as Vice President and Chief Financial Officer through March 31, 1998. The base salary for the term of the agreement was set at $120,000. Mr. O'Brien is entitled to receive an annual bonus in cash and/or equity of the Company in an amount up to 50% of base salary, to be determined by the Compensation Committee. No bonus was paid to Mr. O'Brien in Fiscal Year 1995.

         Pursuant to their current employment agreements, each of Messrs. Davis and O'Brien is entitled to severance pay in an amount equal to the greater of
(a) the remainder of his salary through the expiration of the employment contract or (b) an amount equal to one full year of his then current salary if his employment is terminated (i) by reason of death or disability, (ii) by the Company for any reason other than cause, (iii) by him for "Good Reason" (as defined in such employee's employment agreement). Each of Messrs. Davis and O'Brien is entitled to severance pay in the amount of one dollar less than three times his "base amount" of compensation and benefits (as defined in Section 280G of the Internal Revenue Code of 1986, as amended) if his employment is terminated within one year of a "Change in Control" (as defined in such employee's employment agreement).

DIRECTOR COMPENSATION

         The Company pays non-employee directors $1,000 for attendance at each meeting of the Board of Directors and committees thereof. The Company also pays expenses for attendance at meetings of the Board of Directors and committees thereof.

REPORTS OF BENEFICIAL OWNERSHIP


         Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 were filed timely by the Company's directors, executive officers and ten percent holders during Fiscal Year 1995.


                              CERTAIN TRANSACTIONS

         The Company leases its main facility in Plainville, Massachusetts, from D&K Realty Trust (the "Trust"). David R. Lennox and Klaus J. Peter, officers and directors of the Company, are beneficial owners of the Trust. In April 1993, the Company entered into a revised lease with the Trust for a term of fifteen (15) years and renewable for fifteen (15) years on the same terms. In 1992 the Company had an independent appraisal of the premises and, based on such appraisal, the Company believes that the rental per square foot is comparable to that of other facilities in the area and is reasonable and fair. Lease payments by the Company to the Trust in Fiscal Year 1995 totaled approximately $83,400, and in the fiscal year ended March 31, 1994 ("Fiscal Year 1994") totaled approximately $65,000. Further, in the fiscal year ended March 31, 1993 ("Fiscal Year 1993"), the Company paid approximately $194,800 for an addition and improvements to the facility. The Trust has reimbursed the Company for these expenses.

         In Fiscal Year 1993 the Company made sales of approximately $111,000 to a Hong Kong distributor of which Messrs. Lennox and Peter were directors. No such sales were made in Fiscal Year 1994 or Fiscal Year 1995.

         F. Michael Hruby, a Director of the Company, is the President of Technology Marketing Group, Inc. which provided technology consulting services to the Company during Fiscal Year 1995, including the period April 1994 through July 1994. During such period the Company paid Technology Marketing Group $56,696 for professional fees and expenses.

                                   PROPOSAL 2

         AMENDMENT OF THE COMPANY'S 1991 STOCK OPTION PLAN TO INCREASE
          THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

         The Board of Directors has authorized, subject to stockholder ratification, an increase in the number of shares available under the Company's 1991 Stock Option Plan, as amended (the "Plan"), from 1,000,000 to 1,500,000 shares.

         Purpose. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees of the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees through grants of stock options.

         Administration. The Plan is administered by the Compensation Committee (the "Committee") which consists of directors of the Company appointed by its Board of Directors. The Committee is currently composed of Messrs. Hruby, Mitchell, Shukovsky and Wyman. Subject to the provisions of the Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder.

         Eligibility. Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board of Directors of the Company. Pursuant to the Plan, incentive stock options may only be granted to employees, non-qualified stock options may be granted to directors, advisors and consultants of the Company as well as employees.

         Shares Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company's Common Stock, $.01 par value, which may be newly issued shares or shares held in the treasury or acquired in the open market. Previously, no more than 1,000,000 Shares could be issued under the Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company's capitalization.

         Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price of incentive stock options may not be less than the fair market value of the Company's Common Stock on the date of grant. The reported closing price of the Company's Common Stock by the American Stock Exchange on July 21, 1995, was $3.50 per share.

         Options are not assignable or transferable except upon the death of an optionee. Options may be exercised only while the optionee is employed by the Company and for three months thereafter or six months after the death of an employee by the administrator of the estate of such employee. However, if an optionee's employment with the Company is terminated within one year of a Change in Control (as defined in the Plan), all options granted pursuant to the Plan to such optionee shall immediately vest and become purchasable.

         In September 1994, the Company's shareholders ratified an amendment to the Plan under which members of the Board of Directors who are not employees of the Company are automatically granted non-qualified stock options on the date each non-employee director is elected or reelected to the Board of Directors for a three-year term to purchase the number of shares of Common Stock of the Company determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock as of the date of grant, or an option to purchase a pro rata amount of shares if such director is elected or reelected to serve less than a three-year term. In addition, the amendment provided that any non-employee director who is appointed by the Board of Directors will receive on the date of the next Annual Stockholders Meeting of the Company an option to purchase a pro rata number of shares. The exercise price for such options is to be equal to the fair market value of the Company's Common Stock on the date of grant. Each such option expires at the earlier of (i) 90 days after such non-employee director no longer serves as a director of the Company or (ii) the end of ten years and one day after the date on which the option was granted. Each option is fully exercisable on the date of grant.

         As of July 1, 1995, options for the purchase of a total of 592,821 shares of the Common Stock were outstanding under the Plan, 302,800 of which were exercisable, and options to purchase an additional 148,979 shares remained available for grant under the Plan. Options granted are exercisable at varying dates. In general, options granted vest at a rate of 33% each year for a period of three years.

         The following is a brief and general discussion of the Federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition (a "disqualifying disposition") of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at the time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an individual will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an individual realizes compensation income with respect to an award.

         The following table sets forth as of March 31, 1995, the number of options granted under the Plan to the persons and groups listed.

                         OPTIONS GRANTS UNDER THE PLAN

        Name                                                  Options (Shares)
        ----                                                  ----------------
        William E. Davis  . . . . . . . . . . . . . . . .          150,000
        David R. Lennox . . . . . . . . . . . . . . . . .          110,000
        Klaus J. Peter  . . . . . . . . . . . . . . . . .          110,000
        Paul M. O'Brien . . . . . . . . . . . . . . . . .          165,000
        All executive officers as a group . . . . . . . .          535,000
        All directors, excluding executive officers,
          as a group  . . . . . . . . . . . . . . . . . .           22,222
        All employees, excluding executive officers,
          as a group  . . . . . . . . . . . . . . . . . .          326,200


         The Board recommends that the shareholders vote "FOR" the proposed amendment of the Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting is required for approval of the amendment of the Plan.


                                   PROPOSAL 3

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         Arthur Andersen LLP, independent certified public accountants, have been auditors of the Company since 1991. The Board of Directors has recommended that the stockholders ratify the reappointment of Arthur Andersen LLP as the Company's auditors for the current fiscal year.

         A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be available to answer any appropriate questions.

         The Board of Directors recommends that the shareholders vote "FOR" the proposal to ratify the appointment of Arthur Andersen LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. In the event the appointment of Arthur Andersen LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.


                             STOCKHOLDER PROPOSALS

         The Board will make provision for presentation of proposals by shareholders at the 1996 Annual Meeting of Stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than March 31, 1996, to be considered for inclusion to the Company's proxy materials relating to that meeting.

                                    GENERAL

         The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

         The Company expects to hold its next stockholder meeting on or about September 5, 1996, and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.


                                                   DAVID R. LENNOX
                                                   President

                                                                        APPENDIX




                               MEDIA LOGIC, INC.

                             1991 Stock Option Plan

                               (1994 Restatement)



       1.   DEFINITIONS.   As used in this 1991 Stock Option Plan of Media
Logic, Inc., the following terms shall have the following meanings:

          CODE means the Internal Revenue Code of 1986, as amended.

          COMMITTEE means a committee comprised of two or more Directors of the Company, appointed by the Board of Directors of the Company, responsible for the administration of the Plan, as provided in Section 4.

          COMPANY means Media Logic, Inc., a Massachusetts corporation.

          GRANT DATE means the date on which an Option is granted, as specified in Section 7 or Section 10.

          INCENTIVE OPTION means an Option that satisfies the requirements of
     Section 422 of the Code.

          MARKET VALUE means, as of a certain date, the fair market value for a share of the Stock on such date as determined by the Committee.

          NONSTATUTORY OPTION means an Option that will not be treated as an Incentive Option.

          OPTION means an option to purchase shares of the Stock granted under the Plan, which shall be either an Incentive Option or a Nonstatutory Option.

          OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

          OPTIONEE means a person eligible to receive an Option, as provided in
     Section 6 or Section 10, to whom an Option shall have been granted under the Plan.

          PERSON means any individual, corporation, partnership or other person or entity, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934).

          PLAN means this 1991 Stock Option Plan of the Company, as amended.

          STOCK means the Common Stock, $.01 par value per share, of the Company.

     2. PURPOSE. The Plan is intended to encourage ownership of the Stock by employees, consultants and directors of the Company and its subsidiaries and is intended to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be or to remain Incentive Options.

     3. TERM OF THE PLAN. Options under the Plan may be granted on or after July 25, 1991 but not later than July 24, 2001.

     4. ADMINISTRATION. The Plan shall be administered by the Committee. No member of the Committee shall have received an Option during service on the Committee or during the one-year period preceding such service, other than an Option received pursuant to Section 10. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each option to be granted by the Company to any employee of the Company or a subsidiary: (a) whether the Option will be an Incentive Option or a Nonstatutory Option; (b) the person to receive the Option; (c) the time of granting the Option; (d) the number of shares subject to the Option; (e) the option price for any Nonstatutory Option; (f) the vesting period (if any) applicable to, and the term of, any Option; and (g) the restrictions (if any) to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

     5. STOCK SUBJECT TO THE PLAN. The Plan covers 1,000,000 shares of Stock, subject, however, to the provisions of Section 15. The number of shares purchased pursuant to the exercise of options granted under the Plan and the number of shares subject to outstanding options granted under the Plan shall be charged against the shares covered by the Plan; but shares subject to options which terminated without being exercised shall not be so charged. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for options thereafter to be granted.

     6. ELIGIBILITY. An Incentive Option may be granted only to an employee of the Company or one or more of its subsidiaries. A Nonstatutory Option may be granted to any person designated by the Committee. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of a parent or subsidiary corporation thereof) shall be eligible to receive an Incentive Option only if the option price of such Incentive Option is at least 110% of the Market Value as of the Grant Date and the term of such Incentive Option is not more than five years.

     7. TIME OF GRANTING OPTIONS. Subject to the provisions of the Plan, the granting of Options shall take place at the time specified by the Committee.

     8. OPTION PRICE. Subject to the provisions of the Plan, the option price for each Incentive Option shall be the Market Value on the Grant Date and the option price for each Nonstatutory Option shall be determined by the Committee.

     9. MAXIMUM SIZE OF OPTIONS. The aggregate Market Value of Stock for which Incentive Options become exercisable by an Optionee for the first time in any calendar year shall not exceed $100,000. To the extent that such aggregate Market Value exceeds $100,000, those options intended to be Incentive Options shall be treated as Nonstatutory Options. For purposes of this Section 9, all Incentive Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Market Value shall be determined as of each Grant Date. The maximum number of Options which may be granted in any fiscal year to any one individual is 200,000.

     10.  FORMULA AWARDS.

          10.1. AUTOMATIC GRANTS. On each date that a Non-Employee Director (as defined below) is elected or reelected to the Board of Directors by the stockholders of the Company, such Non-Employee Director shall receive a Nonstatutory Option for the purchase of the number of shares of Stock determined by dividing $25,000 by the fair market value of a share of Stock as of the Grant Date, or an option to purchase a pro rata amount of shares if such director is elected or reelected to serve less than a three-year term. Any Non-Employee Director who is appointed by the Board of Directors shall receive on the date of the next Annual Stockholders Meeting (or special meeting in lieu thereof) of the Company a Nonstatutory Option to purchase a pro rata number of Shares based upon the number of years, if any, until such Non-Employee Director will stand for re-election to the

     Board of Directors. On the date of the first Annual Meeting of Stockholders after the date of the adoption of this 1994
     Restatement of the Plan, each Non-Employee Director who is not standing for election or reelection at such Annual Meeting shall receive a Nonstatutory Option to purchase (i) in the case of any such Non-Employee Director whose term as a director expires at the Company's 1996 Annual Meeting of Stockholders, the number of shares of Stock determined by dividing $25,000 by the fair market value of a share of Stock as of the Grant Date and multiplying such amount by 0.667 and (ii) in the case of any such Non-Employee Director whose term as a director expires at the Company's 1995 Annual Meeting of Stockholders, the number of shares of Stock determined by dividing $25,000 by the fair market value of a share of Stock as of the Grant Date and multiplying such amount by 0.333.

          10.2. TERM AND VESTING. Each Option granted under Section 10.1 shall expire at the earlier of (i) 90 days after such Non-Employee Director no longer serves as a director of the Company or (ii) the end of ten years and one day after the Grant Date. Each Option shall be fully exercisable on the Grant Date.

          10.3. NON-EMPLOYEE DIRECTOR. For purposes of the grant of Options hereunder upon election or reelection to the Board of Directors, "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company on the date of such election or reelection, as applicable.

     11. EXERCISE OF OPTION. In order to exercise an Option, the Optionee shall give written notice of exercise to the Chief Financial Officer of the Company. The Optionee shall enclose a personal check equal to the option price or shares of Stock with a Market Value on the purchase date at least equal to the option price. The Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased by him.
If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the option.

     12. PURCHASE FOR INVESTMENT. Unless the shares to be issued upon exercise of an Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises the Option, in whole or in part, shall give a written representation to the

Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each certificate representing a share of Stock issued pursuant to the exercise of an Option may bear a reference to any investment representation made in accordance with this Section 12 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to that Stock.

     13. WITHHOLDING; NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD.

          13.1. Whenever shares are to be issued upon exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates for such shares.

          13.2. The Company may require as a condition to the issuance of shares covered by any Incentive Option that the person exercising the Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of those shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

     14. TRANSFERABILITY OF OPTIONS. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee; provided, however, the Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding Options to provide for such transferability.

     15. ADJUSTMENT OF NUMBER OF SHARES. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the agreement and prior to the exercise in full of the Option, the number of shares for which the Option may thereafter be exercised shall be proportionately adjusted. Each Option Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock, shares of stock or other securities equivalent in kind and value to those shares which a holder would have received if he or she had held the full number of shares of the Stock subject to the Option immediately prior to such reclassification or change and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of exercise of the Option shall thereupon be subject to the Option. Each Option Agreement shall also provide that in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, the Option shall terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Stock in connection with such transaction exceeds the option price of the Option, the Optionee shall be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash or those shares which a holder would have received if he or she had exercised the Option (to the extent then exercisable) and held the number of shares of the Stock upon such exercise immediately prior to such consolidation, merger, sale or conveyance and with a value equal to such excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Option at such time. Each Option Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the full extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable, but in the event any adjustment of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this
Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 shall be correspondingly adjusted.

     16. LIMITATION OF RIGHTS IN OPTION STOCK. The Optionee shall have no rights as a stockholder in respect of shares as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

     17. STOCK RESERVED. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

     18. PURCHASE FOR INVESTMENT. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares as the Board of Directors of the Company may deem advisable in order to assure compliance with applicable securities laws.

     19. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors of the Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, however, that, if required by applicable law with respect to a certain modification, the Board shall seek the approval of such modification by the holders of a majority of the outstanding Stock present or represented and entitled to vote at a meeting of the stockholders of the Company, and further provided, that the Board of Directors of the Company may not amend the Plan more than once in any six (6) month period so as to modify Section 10, except that the Board of Directors may make an amendment to Section 10 to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations under either such statute. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.